UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 5, 2017

LANDAUER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (708) 755-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2017, Landauer, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Fortive Corporation, a Delaware corporation (“Parent”), and Fern Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Sub”). A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company’s board of directors (the “Company Board”).

Offer and Merger. Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, as promptly as reasonably practicable (and, in any event, no later than September 20, 2017), Sub will commence a tender offer (the “Offer”) to purchase any (subject to the Minimum Tender Condition (as defined below)) and all of the outstanding shares of common stock, par value $0.10 per share, of the Company (“Company Common Stock”), at a price per share of Company Common Stock of $67.25 (such amount, or any other amount per share paid pursuant to the Offer and the Merger Agreement, the “Offer Price”), subject to any required withholding of taxes, net to the seller thereof in cash, without interest, on the terms and subject to the conditions and limitations set forth in the Merger Agreement. The Merger Agreement also provides that, following the time Sub irrevocably accepts for payment all shares of Company Common Stock that Sub became obligated to purchase pursuant to the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will be merged with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation. The Merger will be governed by Section 251(h) of the DGCL. Accordingly, no vote of stockholders of the Company will be required in connection with the Merger. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by stockholders who have properly exercised appraisal rights under Delaware law and (ii) shares held in the treasury of the Company or by Parent, Sub or any of their respective wholly owned subsidiaries) will automatically be converted into the right to receive the Offer Price in cash, subject to any required withholding of taxes, without interest.

Treatment of Outstanding Equity Awards. The Merger Agreement also provides that the Company Board or a committee thereof will adopt appropriate resolutions to provide that, immediately prior to the Effective Time, each outstanding award of shares of Company Common Stock subject to forfeiture restrictions or other restrictions (such stock that is not Performance-Based Restricted Stock, “Restricted Stock”) or other restrictions that are performance-based (“Performance-Based Restricted Stock”) and granted pursuant to a Company stock plan, will become fully vested and all forfeiture restrictions will lapse. Specifically, the Merger Agreement provides that, at the Effective Time:

•	shares of Restricted Stock will vest in full and all restrictions (including forfeiture restrictions) otherwise applicable to such vested shares will lapse; and

•	shares of Performance-Based Restricted Stock will vest assuming all applicable performance measures are satisfied at target levels and all restrictions (including forfeiture restrictions) otherwise applicable to such vested shares will lapse and any such shares not vested pursuant to the foregoing will be cancelled and forfeited. However, with respect to any Performance-Based Restricted Stock for which the applicable performance cycle has ended prior to the Effective Time but with respect to which a determination with respect to the actual achievement of performance measures has not been made as of the Effective Time, no later than immediately prior to the closing of the Merger, the compensation committee of the Company Board shall make a determination of the actual achievement of performance measures applicable to such Performance-Based Restricted Stock in good faith and as further set forth in the Merger Agreement, shall determine the degree to which such Performance-Based Restricted Stock shall be vested (but in no event at greater than target levels) and all restrictions (including forfeiture restrictions) otherwise applicable to such vested shares of Company Common Stock shall lapse and any shares of Company Common Stock not vested pursuant to the foregoing shall be cancelled and forfeited.

Financing. The consummation of the Offer and the Merger are not subject to a financing condition.

Conditions to the Offer. The obligations of Sub to accept for payment and pay for any shares of Company Common Stock tendered pursuant to the Offer are subject to the satisfaction of specified conditions, including (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock that, when added to the shares of Company Common Stock directly or indirectly owned by Parent and its wholly owned subsidiaries, represent at least a majority of the shares of Company Common Stock outstanding on a fully-diluted basis at such time (the “Minimum Tender Condition”), (ii) the expiration or termination of the applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) other customary conditions precedent.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Sub. These covenants include an obligation of the Company to, subject to certain exceptions, use reasonable best efforts to conduct its operations in all material respects in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact its present business organization and preserve its current relationships with persons with which the Company or any of its subsidiaries has a business relationship. The Merger Agreement also requires the Company, its subsidiaries and the respective directors and officers of the Company and each wholly owned subsidiary of the Company to immediately cease and terminate any solicitations, discussions or negotiations with respect to any Competing Proposal (as such term is defined in the Merger Agreement) or any inquiries, proposals or offers that would reasonably be expected to lead to a Competing Proposal (as such term is defined in the Merger Agreement) and restricts the Company’s ability to furnish non-public information to, or enter into, continue or participate in any discussions or negotiations with, any third party with respect to any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a Competing Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, the Company Board to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock to Sub in the Offer. However, subject to compliance with certain terms and conditions in the Merger Agreement, (i) in the event the Company Board receives a Superior Proposal the Company Board is permitted to change its recommendation to the Company’s stockholders or terminate the Merger Agreement to enter into such Superior Proposal (as defined in the Merger Agreement) and (ii) if the Company Board is permitted to change its recommendation to the Company’s stockholders receives a Superior Proposal or in response to an Intervening Event (as such terms are defined in the Merger Agreement) and certain conditions are satisfied.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Parent a termination fee equal to $23,090,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors and may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made by the parties to each other. Such representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact, and investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the entry into the Merger Agreement, the Company Board approved “success bonuses” to certain members of Company management. The success bonuses are intended to align the interests of management and the Company’s stockholders by creating an incentive for management to achieve, and to reward management for achieving, deal terms that are favorable for the Company’s stockholders. The payments are conditioned upon continued employment through the successful consummation of the Merger. The amounts of the success bonuses approved for Mike Kaminski, Dan Fujii, Mike Kennedy and Doug King are, respectively: $1,704,900, $393,300, $393,300 and $458,500. The success bonuses have been memorialized pursuant to letter agreements in the form filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the success bonuses does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2017, the Company Board approved and adopted an amendment to the Amended and Restated By-laws of the Company (the “Bylaws”), adding to the Bylaws a new Article VIII titled “Forum for Certain Actions.” Article VIII provides that, unless a majority of the Company Board consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware or, if that court or another state court located within the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Company’s certificate of incorporation or the Bylaws (in each case, as may be amended from time to time) or (d) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the amendment to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Tender and Support Agreement. Concurrently with the execution and delivery of the Merger Agreement, Gilead Capital LP, which owns beneficially or of record approximately 5% of the outstanding shares of Company Common Stock, entered into a tender and support agreement with Parent and Sub pursuant to which it agreed to tender all of such shares in the Offer, subject to certain exceptions. The tender and support agreement automatically terminates upon the termination of the Merger Agreement or upon a Change of Company Recommendation (as such term is defined in the Merger Agreement).

Important Additional Information

The Offer for shares of the Company Common Stock has not yet commenced. This document does not constitute an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company Common Stock will be made only pursuant to an offer to purchase and related materials that Parent and Sub intend to file with the U.S. Securities and Exchange Commission (the “SEC”). If the Offer is commenced, Parent and Sub will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be considered before any decision is made with respect to the Offer. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These materials will be sent free of charge to Company stockholders when available, and may also be obtained by writing to the Company at 2 Science Road, Glenwood, Illinois 60425, Attention: Corporate Secretary. In addition, all of these materials (and all other Offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements made herein with respect to the Offer and related transactions, including, for example, the timing of the completion of the Offer and the Merger or the potential benefits of the Offer and the Merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections.

The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements. Such factors include, but are not limited to, the effect of the announcement of the Offer and related transactions on the Company’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; the outcome of any legal proceedings that may be instituted against the Company related to the transactions contemplated by the Merger Agreement, including the Offer and the Merger; uncertainties as to the number of stockholders of the Company who may tender their stock in the Offer; the failure to satisfy other conditions to consummation of the Offer or the Merger, including the receipt of regulatory approvals related to the Merger (and any conditions, limitations or restrictions placed on these approvals); risks that the Offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; and those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended September 30, 2016. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website (www.landauer.com) under the heading “Investors” or upon request by writing to the Company at 2 Science Road, Glenwood, Illinois 60425, Attention: Corporate Secretary. The Company disclaims any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 6, 2017, by and among the Company, Parent and Sub.*

3.1	First Amendment to Amended and Restated By-laws of the Company.

10.1	Form of Letter Agreement.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

September 6, 2017	By:	/s/ Daniel J. Fujii
	Name:	Daniel J. Fujii
	Title:	Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 6, 2017, by and among the Company, Parent and Sub.*

3.1	First Amendment to Amended and Restated By-laws of the Company.

10.1	Form of Letter Agreement.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.